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                                                                    Exhibit 99.2


                             FOR IMMEDIATE RELEASE


For more information, contact:

Laurie Stanley
Cadence Design Systems, Inc.
(408) 428-5019
las@cadence.com

                           BINGHAM NAMED CADENCE CEO

EDA Industry Leader Organizes to Deliver Design Productivity and Design Realization

     SAN JOSE, Calif. -- April 27, 1999 -- Cadence Design Systems, Inc. (NYSE:
CDN) today announced the appointment of Ray Bingham to Chief Executive Officer. Bingham has served as the Company's chief financial officer since 1993, and replaces Jack Harding, who resigned the position of president and CEO.

     In his role as CEO, Bingham has established an organizational structure that underscores the Company's commitment to delivering the broadest portfolio of design productivity products and world-class design realization services. Bingham named Shane Robison as president of the Design Productivity Group, and John Olsen as president of the Design Realization Group and Corporate Development. Both Robison and Olsen report directly to Bingham. William Porter, who is currently vice president, corporate controller and assistant secretary for Cadence, was named acting chief financial officer, reporting directly to Bingham.

     "This new organization capitalizes on our seasoned management team to aggressively build on Cadence's leadership position in EDA," said Ray Bingham, CEO of Cadence. "Our entire company is focused on helping customers improve their design efficiency and achieve their product realization goals. With the most competitive offering of electronic design software and services available anywhere, Cadence is best positioned to enable the global economy to exploit the power and value of electronics."

     New Organization Strengthens Technology Focus

     The new Cadence organization will provide greater emphasis on Cadence's core electronic design automation (EDA) products and services, and will maximize growth opportunities for its design services and recently announced electronics infusion group.


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Bingham Named Cadence CEO                                                 Page 2

     Ray Bingham will leverage his proven financial and management strengths to lead the Company as CEO. In addition to Robison, Olsen and Porter, the corporate marketing, legal, and human services organizations will report to Bingham.

     Shane Robison formerly led Cadence worldwide research and development, and EDA product marketing. In his new role as president of the Design Productivity Group, Robison will be responsible for the development, marketing and sales of Cadence's EDA products and services, and for closer integration of the Company's electronic design software and methodology services.

     John Olsen previously managed Cadence worldwide field operations. His responsibilities as president of the Design Realization Group will be design services, electronics infusion, and corporate development. In his corporate development role, Olsen will drive strategic initiatives, including acquisitions. He will also develop new business models such as electronic commerce, which may involve the distribution of design productivity software over the internet.


About Cadence

     Cadence Design Systems, Inc. is the worldwide leader in electronic design software and services. With more than 4,000 employees and 1998 annual sales of $1.2 billion, Cadence has sales offices, design centers, and research facilities around the world. The Company is headquartered in San Jose, Calif. and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services may be obtained from the World Wide Web at http://www.cadence.com.
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Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that involve risks and uncertainties. Risks about the Company's business are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended January 2, 1999. Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All others are properties of their holders.